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                                                                  EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Dove Audio, Inc.


We consent to the incorporation by reference in the registration statement (No. 333-06595) on Form S-8 of Dove Audio, Inc. of our report dated June 3, 1996, with respect to the consolidated balance sheet of Four Point Entertainment, Inc. and subsidiary as of January 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended January 31, 1996 and 1995, which report appears in the March 31, 1996 Form 10-QSB/A Amendment No. 2 of Dove Audio, Inc.





                                        /s/ KPMG Peat Marwick LLP



Los Angeles, California
September 9, 1996